UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17, 2025

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 Baker Road, Suite 400 Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NOG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry Into a Material Definitive Agreement.

Purchase Agreement

On June 17, 2025, Northern Oil and Gas, Inc. (the “Company”) completed its previously announced offering of additional 3.65% Convertible Senior Notes due 2029 (the “New Notes”). The New Notes were sold in a private placement under a purchase agreement, dated as of June 12, 2025 (the “Purchase Agreement”), between the Company and Morgan Stanley & Co. LLC, as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), for resale to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of the New Notes sold in the offering was $200,000,000, which includes $25,000,000 in aggregate principal amount of New Notes issued pursuant to the Initial Purchasers’ option to purchase additional New Notes on the same terms and conditions, which the Initial Purchasers exercised in full on June 13, 2025. The New Notes were issued at an issue price of 105.597% of the principal amount thereof.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The above description of the Purchase Agreement is a summary and is not complete. A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Purchase Agreement set forth in such exhibit.

First Supplemental Indenture and Additional Notes

The New Notes were issued as additional notes under the indenture, dated as of October 14, 2022 (the “Base Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), pursuant to which, on October 14, 2022, the Company previously issued $500,000,000 aggregate principal amount of 3.625% Convertible Senior Notes due 2029 (the “Initial Notes” and, together with the New Notes, the “Notes”). The New Notes were issued pursuant to the first supplemental indenture, dated as of June 17, 2025 (the “First Supplemental Indenture”), between the Company and the Trustee, which supplements the Base Indenture (as supplemented, the “Indenture”).

The New Notes will be treated as a single series of securities with the Initial Notes under the Indenture and, other than the settlement date, issue price, initial interest payment date and the date from which interest begins to accrue, have identical terms as the Initial Notes. However, the New Notes will initially trade under a Rule 144A CUSIP number. The Company expects the New Notes to trade under the same unrestricted CUSIP number as the Initial Notes once the New Notes are de-legended, which may not occur before the New Notes have been outstanding for at least one year but, in certain circumstances (including a requirement that the Company is current in certain of its reporting obligations under the Securities Exchange Act of 1934, as amended), may occur in connection with a sale of New Notes that have been outstanding for at least six months. Holders of the New Notes and holders of the Initial Notes will vote as one class under the Indenture.

The Notes are the Company’s senior, unsecured obligations and are (i) equal in right of payment with the Company’s existing and future senior, unsecured indebtedness; (ii) senior in right of payment to the Company’s future indebtedness that is expressly subordinated to the Notes; (iii) effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of any subsidiaries that the Company may form or acquire in the future.

The New Notes will accrue interest at a rate of 3.625% per annum, from, and including, June 17, 2025, payable semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2025. The Notes will mature on April 15, 2029, unless earlier repurchased, redeemed or converted. Before October 16, 2028, noteholders may convert their Notes only upon the occurrence of certain events. From and after October 16, 2028, noteholders may convert their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. The Company may elect to settle conversions either entirely in cash or in a combination of cash and shares of its common stock. However, upon conversion of any Notes, the conversion value, which will be determined over a period of 40 trading days, will be paid in cash up to at least the principal amount of the Notes being converted. The current conversion rate is 26.9811 shares of common stock per $1,000 principal amount of Notes, which represents a conversion price of approximately $37.06 per share of common stock. The conversion rate and conversion price are subject to customary adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.

The Notes are redeemable, in whole or in part (subject to certain limitations), at the Company’s option at any time, and from time to time, on or after April 15, 2026 and on or before the 40th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (ii) the trading day immediately before the date the Company sends such notice. In addition, calling any Note for redemption will constitute a Make-Whole Fundamental Change with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption. Notwithstanding the foregoing, pursuant to the Purchase Agreement, the Company has agreed not to call any of the New Notes for redemption unless those New Notes are “freely tradable” pursuant to the proviso to the first sentence of the definition thereof in the Indenture.

If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then, subject to a limited exception for certain cash mergers, noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s common stock.

The Notes have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interest on the Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iii) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and any subsidiaries that the Company may form or acquire in the future, taken as a whole, to another person; (iv) a default by the Company in certain of its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (v) certain defaults by the Company or any subsidiaries that the Company may form or acquire in the future with respect to indebtedness for borrowed money of at least $50,000,000; (vi) the rendering of certain judgments against the Company or any of its subsidiaries for the payment of at least $50,000,000, where such judgments are not paid, discharged or stayed within 60 days after the date on which the right to appeal has expired or on which all rights to appeal have been extinguished; and (vii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of the Company’s significant subsidiaries that the Company may form or acquire in the future.

If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company (and not solely with respect to any significant subsidiary that the Company may form or acquire in the future) occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the Notes for up to 365 days at a specified rate per annum not exceeding 0.25% on the principal amount of the Notes for the first 180 days and, thereafter, at a specified rate per annum not exceeding 0.50% on the principal amount of the Notes.

The foregoing descriptions of the Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of (i) the Base Indenture (including the form of Notes), a copy of which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 17, 2022 and incorporated herein by reference, and (ii) the First Supplemental Indenture, a copy of which is filed with this Current Report on Form 8-K as Exhibit 4.2 and incorporated herein by reference.

In connection with the offering of the New Notes, the Company obtained a waiver under its revolving credit facility waiving the automatic reduction of the borrowing base that would otherwise occur upon the consummation of the offering.

Capped Call Transactions

On June 12, 2025, in connection with the pricing of the New Notes, and on June 13, 2025, in connection with the Initial Purchasers’ exercise in full of their option to purchase additional New Notes, the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with certain of the Initial Purchasers and/or their respective affiliates and/or other financial institutions (the “Option Counterparties”). The Capped Call Transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the New Notes, the number of shares of common stock initially underlying the New Notes. The Capped Call Transactions are expected generally to reduce potential dilution to the common stock upon any conversion of New Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of such converted New Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the Capped Call Transactions will initially be approximately $50.8709 per share of common stock, which represents a premium of approximately 63% over the last reported sale price of the common stock of $31.15 per share on June 12, 2025, and is subject to certain customary adjustments under the terms of the Capped Call Transactions.

The Capped Call Transactions are separate transactions entered into by the Company with each Option Counterparty, and are not part of the terms of the New Notes and will not affect any noteholder’s rights under the New Notes. Noteholders will not have any rights with respect to the Capped Call Transactions.

The Option Counterparties and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the Option Counterparties and their respective affiliates have provided certain commercial banking, financial advisory, investment banking and other services for the Company and its affiliates in the ordinary course of their business in the past and may do so in the future, for which they have received and may continue to receive customary fees and commissions. Certain of the Option Counterparties or their respective affiliates are parties to the Purchase Agreement.

The foregoing description of the Capped Call Transactions is not complete and is qualified in its entirety by reference to the full text of the Form of Capped Call Confirmation, which is filed herewith as Exhibit 10.2 and is incorporated into this Item 1.01 by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.    Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The New Notes were issued to the Initial Purchasers in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering. The New Notes were resold by the Initial Purchasers to persons whom the Initial Purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of the Company’s common stock that may be issued upon conversion of the New Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Currently, a maximum of 6,880,160 shares of the Company’s common stock may be issued upon conversion of the New Notes, based on the current maximum conversion rate of 33.4008 shares of common stock per $1,000 principal amount of New Notes, which is subject to customary anti-dilution adjustment provisions.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated October 14, 2022, between Northern Oil and Gas, Inc. and Wilmington Trust, National Association, as trustee (including Form of 3.625% Convertible Senior Note due 2029) (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 17, 2022).
4.2	First Supplemental Indenture, dated June 17, 2025, between Northern Oil and Gas, Inc. and Wilmington Trust, National Association, as trustee.
10.1	Purchase Agreement, dated June 12, 2025, by and between Northern Oil and Gas, Inc. and Morgan Stanley & Co. LLC, as representative of the several other initial purchasers named in Schedule 1 thereto.
10.2	Form of Capped Call Confirmation.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2025	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Chief Legal Officer and Secretary